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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                                Jurisdiction or State           Names Under Which
                  Subsidiary                       of Incorporation        Subsidiary Does Business (1)
----------------------------------------------  ---------------------      ----------------------------
Pinnacle National Bank (2)                            Tennessee

PFP Title Company (3)                                 Tennessee

Pinnacle Community Development
   Corporation (3)                                    Tennessee

PNFP Statutory Trust I (4)                           Connecticut

PNFP Holdings, Inc. (5)                                Nevada

PNFP Properties, Inc. (6)                             Maryland

Pinnacle Advisory Services, Inc. (7)                  Tennessee

Pinnacle Credit Enhancement Services, Inc. (7)        Tennessee

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      1.    Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiaries".

      2. As a national bank, Pinnacle National Bank is organized under the federal laws of the United States of America.

      3. PFP Title Company and Pinnacle Community Development Corporation are wholly-owned subsidiaries of Pinnacle National Bank.

      4. PNFP Statutory Trust I is a statutory business trust which was established to issue capital trust preferred securities.

      5.    PNFP Holdings, Inc. is a wholly-owned subsidiary of PFP Title
            Company.

      6.    PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings,
            Inc.

      7. Pinnacle Advisory Services, Inc. and Pinnacle Credit Enhancement Services, Inc. are both wholly owned subsidiaries of Pinnacle Financial Partners, Inc.

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